Consent of Killman, Murrell & Company, P. C., Independent Registered Public
                                 Accounting Firm


We consent to the incorporation in this Registration Statement of NexGen Steel, Inc. on Form S-1, of our report dated May 11, 2008, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/Killman, Murrell & Company, P. C.
Killman, Murrell & Company, P.C.
Odessa, Texas
July 29, 2008